Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 4, 2012

TravelCenters of America LLC

24601 Center Ridge Road, Suite 200

Westlake, Ohio 44145-5639

Re: TravelCenters of America LLC Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (such Registration Statement being hereinafter referred to as the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the issuance and sale from time to time by the Company of the following securities of the Company: (i) senior debt securities or subordinated debt securities (collectively, the “Debt Securities”), which may be issued in one or more distinct series under one or more indentures relating to the Debt Securities (each, an “Indenture”), between the Company and the trustee to be named therein (the “Trustee”); (ii) preferred shares, which may be issued by the Company in one or more series (the “Preferred Shares”); (iii) common shares, which may be issued by the Company (the “Common Shares”); (iv) warrants (the “Warrants”) to purchase Debt Securities, Preferred Shares or Common Shares, which may be issued by the Company pursuant to one or more warrant agreements (each, a “Warrant Agreement”) that would be entered into between the Company and a warrant agent or agents to be named therein (each, a “Warrant Agent”); and (v) such indeterminate number of Common Shares or Preferred Shares and amount of Debt Securities, as may be issued upon conversion, exchange or exercise of Preferred Shares, Debt Securities or Warrants, including the Common Shares and Preferred Shares as may be issued pursuant to any anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of the offering (collectively, the “Indeterminate Securities”).  The Common Shares, Preferred Shares, Debt Securities, Warrants and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the forms of the Indentures filed as exhibits to the Registration Statement; (iii) the Certificate of Formation of the Company; (iv) the Amended and Restated Limited Liability

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Company Agreement of the Company as currently in effect (the “LLC Agreement”); (v) the Amended and Restated Bylaws of the Company as currently in effect and adopted pursuant to the LLC Agreement (the “Bylaws”); (vi) a certificate, dated as of the date hereof, furnished to us by Andrew J. Rebholz, Executive Vice President, Chief Financial Officer and Treasurer of the Company; and (vii) certain resolutions of the Board of Directors of the Company relating to the registration of the Offered Securities, transactions contemplated by the Registration Statement and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such other parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and due execution and delivery by such parties of such documents and, as to parties other than the Company, the validity and binding effect thereof on such parties.  We have assumed that the LLC Agreement is the only limited liability company agreement, as defined under the Delaware Limited Liability Company Act, of the Company.

We have also assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements and that such choice is and will be a valid and legal provision.  We have assumed that each Indenture, any supplemental indenture and the Warrant Agreements will be duly authorized, executed and delivered by the Trustee and Warrant Agents, as the case may be, and, in the case of an Indenture, in substantially the form reviewed by us, and that any Debt Securities or Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee and Warrant Agent, as the case may be.  As to any facts relevant to the opinions expressed herein that we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the Delaware Limited Liability Company Act and (ii) the laws of the State of New York and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any non-Opined on Law on the opinions herein stated.  The Offered Securities may be issued from time to time on an immediate, delayed or continuous basis,

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and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable Indenture and any supplemental indenture relating to the Debt Securities have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary limited liability company action to authorize the issuance, sale and terms of the Offered Debt Securities and related matters; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities so as not to violate any applicable law, the LLC Agreement or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Offered Debt Securities, in the form to be filed with the Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of Preferred Shares, Debt Securities or Warrants), when issued and sold or otherwise distributed in accordance with the applicable Indenture and any supplemental indenture relating to the Offered Debt Securities, and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the applicable Indenture and any

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supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.             With respect to the shares of any series of Preferred Shares offered by the Company, including any Indeterminate Securities constituting Preferred Shares of such series (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary limited liability company action to authorize the issuance, sale and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Share Designation (as such term is defined in the LLC Agreement) for such Offered Preferred Shares in the form required by applicable law, the LLC Agreement and the Bylaws, and so that such issuance, sale and terms comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not result in a default under or breach of any agreement or instrument binding upon the Company; (v) certificates, if any, representing the Offered Preferred Shares, in the form required by applicable law, the LLC Agreement and the Bylaws, have been duly signed and countersigned; and (vi) the Offered Preferred Shares have been registered by the transfer agent and registrar for the Offered Preferred Shares in the Company’s share registry and delivered to the purchasers thereof upon payment to the Company of the agreed-upon consideration per Offered Preferred Share in a form legally valid under applicable law, the LLC Agreement and the Bylaws, the Offered Preferred Shares (including any Preferred Shares duly issued upon conversion, exchange or exercise of any Preferred Shares, Debt Securities or Warrants), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued and fully paid and the holders of the Offered Preferred Shares will have no obligation to make further payments for the purchase of such Offered Preferred Shares or contributions to the Company solely by reason of their ownership of such Offered Preferred Shares, except as provided in the Share Designation adopted by the Board of Directors of the Company for such Offered Preferred Shares and except for their obligation to repay any funds wrongfully distributed to them.

3.             With respect to any Common Shares offered by the Company (including any Indeterminate Securities constituting Common Shares (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective

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amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary limited liability company action to authorize the issuance, sale and terms of the Offered Common Shares, the consideration to be received therefor and related matters, including, if the Offered Common Shares are of a different class or series than the Company’s common shares, no par value, currently issued and outstanding, the adoption of a Share Designation for such Offered Common Shares in the form required by applicable law, the LLC Agreement and the Bylaws, and so that such issuance, sale and terms comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and do not result in a default under or breach of any agreement or instrument binding upon the Company; (v) certificates, if any, representing the Offered Common Shares in the form required by applicable law, the LLC Agreement and the Bylaws, have been duly signed and countersigned; and (vi) the Offered Common Shares have been registered by the transfer agent and registrar for the Offered Common Shares in the Company’s share registry and delivered to the purchasers thereof upon payment to the Company of the agreed-upon consideration per Offered Common Share in a form legally valid under applicable law, the LLC Agreement and the Bylaws, the Offered Common Shares (including any Common Shares duly issued upon conversion, exchange or exercise of any Preferred Shares, Debt Securities or Warrants), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be validly issued and fully paid and the holders of the Offered Common Shares will have no obligation to make further payments for the purchase of such Offered Common Shares or contributions to the Company solely by reason of their ownership of such Offered Common Shares, except as provided in the Share Designation, if any, adopted by the Board of Directors of the Company for such Offered Common Shares and except for their obligation to repay any funds wrongfully distributed to them.

4.             With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary limited liability company action to authorize the issuance, sale and terms of the Offered Warrants and the Common Shares, Preferred Shares or Debt Securities into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (v) a Warrant Agreement relating to the Offered Warrants has been duly authorized,

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executed and delivered by the Company and the other parties thereto; (vi) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the LLC Agreement or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent; and (vii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold, and delivered upon payment of the agreed-upon consideration therefor in the form to be filed with the Commission on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized and validly issued and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Validity of Securities” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP